                                                                   Exhibit 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                 For Tender Of
                         Floating Rate Notes due 2003
                                      and
                             5.375% Notes due 2006
                                      of
                              CELLCO PARTNERSHIP
                                      and
                         VERIZON WIRELESS CAPITAL LLC

   This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Issuers' (as defined below) Floating Rate Notes due 2003 ("Old Floating Rate Notes") or 5.375% Notes due 2006 ("Old 5.375% Notes"and, together with the Old Floating Rate Notes, the "Old Securities") are not immediately available, (ii) Old Securities and the Letter of Transmittal cannot be delivered to Wachovia Bank, National Association (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange Offer--Guaranteed Delivery Procedures" in
the Prospectus dated       , 2002 (which, together with the related Letter of
Transmittal, constitutes the "Exchange Offer") of Cellco Partnership, a Delaware general partnership, and Verizon Wireless Capital LLC, a Delaware limited liability company (collectively, the "Issuers").

                 The Exchange Agent for the Exchange Offer is:

                      Wachovia Bank, National Association

          By Hand or            Facsimile Transmissions:          By Registered Or
      Overnight Delivery:        (Eligible Institutions            Certified Mail:
        Wachovia Bank,            Only) (704) 590-7628             Wachovia Bank,
     National Association        To Confirm by Telephone        National Association
        Corporate Trust         or for Information Call:           Corporate Trust
        Reorganization               (704) 590-7413                Reorganization
          Department                                                 Department
1525 West W.T. Harris Boulevard                            1525 West W.T. Harris Boulevard
          Charlotte,                                                 Charlotte,
        North Carolina                                             North Carolina
          28288-1153                                                 28288-1153
       Attn: Marsha Rice                                          Attn: Marsha Rice

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY

                   (Not to be used for Signature Guarantee)

   The undersigned, a firm which is a member of a registered national securities exchange or a member of Nasdaq National Market or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Securities, in proper form for transfer, or confirmation of the book-entry transfer of such Old Securities to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

   The undersigned acknowledges that it must deliver the Old Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

  Name of Firm:
                                                        (Authorized Signature)
  Address:                   Title:
                             Name:
                 (Zip Code)                             (Please type or print)

  Area Code and Telephone
    Number:                  Date:

NOTE: DO NOT SEND OLD SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                                      2